EXHIBIT 17.1




                                                            May 5, 2005

The Board of Directors
U.S. TELESIS HOLDINGS, INC.



Sirs:

     Please consider this letter my resignation as Director and Secretary of U.S. Telesis Holdings, Inc. effective May 5, 2005.




                                                       Very truly yours,


                                                       /s/ Jules Benge Prag IV
                                                       -------------------
                                                       Jules Benge Prag IV